SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2009

KNIGHT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Director’s Indemnification Agreement

On January 8, 2009, Knight Capital Group, Inc. (the “Company”) entered into a Director’s Indemnification Agreement (the “Indemnification Agreement”) on its standard form for such agreements with its newly elected directors, James W. Lewis and Christopher C. Quick, who were unanimously elected to the Company’s Board of Directors on the same date. The Company has previously entered into identical Indemnification Agreements with each of its current directors.

Pursuant to the Indemnification Agreement, the Company agreed to indemnify Messrs. Lewis and Quick against all expenses, liability and loss, subject to certain limitations, arising out of their respective duties with the Company. The Indemnification Agreement provides indemnification in addition to the indemnification provided by the Company’s certificate of incorporation and by-laws and by applicable law. Among other things, the Indemnification Agreement expressly provides indemnification for Messrs. Lewis and Quick for expenses, liability and loss (including for judgments, fines, excise taxes or penalties pursuant to the Employee Retirement Income Act of 1974 and amounts paid or to be paid in settlement) actually or reasonably incurred by each of them in connection with the investigation, defense, settlement or appeal of any proceeding relating to their respective duties with the Company. In addition, the Company has agreed to advance expenses, subject to certain limitations, incurred by Messrs. Lewis and Quick in connection with the investigation, defense, settlement or appeal of any proceeding to which they are a party or are threatened to be made a party as a result of their respective duties with the Company.

The foregoing description of the Indemnification Agreement is qualified in its entirety by the form of Indemnification Agreement incorporated herein by reference as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 8, 2009, Knight Capital Group, Inc. (the “Company”) issued a press release announcing that, effective January 8, 2009, James W. Lewis and Christopher C. Quick were unanimously elected to the Company’s Board of Directors. No transactions occurred in the last two years to which the Company was a party in which Messrs. Lewis or Quick had or will have a direct or indirect material interest. Simultaneously with their respective elections to the Board of Directors, Messrs. Lewis and Quick have each been named to the Nominating and Corporate Governance Committee of the Company.

Upon their respective elections as Directors of the Company, Messrs. Lewis and Quick each received a grant of restricted stock units (the right to receive shares of Knight Class A Common Stock at a point in the future) (“RSUs”) valued at $100,000 on the date of grant, which grant will have four (4) year cliff-vesting. The number of RSUs granted was determined by dividing the value of the award amount by the average of the high and low sales price of Knight Class A Common Stock on the day preceding their respective elections to the Board of Directors of the Company. In addition, Messrs. Lewis and Quick each entered into an Indemnification Agreement as more fully described under Item 1.01 above.

Item 7.01 Regulation FD

The following information is furnished under Item 7.01, “Regulation FD Disclosure”, and Item 9.01 “Financial Statements and Exhibits”. This information, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On January 8, 2009, the Company issued a press release announcing that, effective January 8, 2009, James W. Lewis and Christopher C. Quick were unanimously elected to the Company’s Board of Directors. The Company’s press release announcing the election of directors is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Form of Indemnification Contract entered into by each Member of the Registrant’s Board of Directors (Incorporated herein by reference to Exhibit 10.26 to Knight’s Quarterly Report on Form 10-Q (Commission file number 001-14223), for the quarter ended June 30, 2003).

Exhibit 99.1	Press Release of Knight Capital Group, Inc. issued on January 8, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: January 8, 2009

KNIGHT CAPITAL GROUP, INC.

By:	/s/ Andrew M. Greenstein
	Name:	Andrew M. Greenstein
	Title:	Managing Director, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Form of Indemnification Contract entered into by each Member of the Registrant’s Board of Directors (Incorporated herein by reference to Exhibit 10.26 to Knight’s Quarterly Report on Form 10-Q (Commission file number 001-14223), for the quarter ended June 30, 2003).
Exhibit 99.1	Press Release of Knight Capital Group, Inc. issued on January 8, 2009.

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